UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 26, 2006

TRANSFORMA ACQUISITION GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33210	20-5389307
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Park Avenue, 10th Floor

New York, NY 10022

(646) 521-7805

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 521-7805

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On December 26, 2006, Transforma Acquisition Group Inc. (the “Company”) closed its initial public offering (“IPO”) of 12,500,000 Units (“Units”). Each Unit consists of one share of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), and one Warrant (“IPO Warrant”), each to purchase one share of the Company’s Common Stock at $5.50 per share. The Units were sold at an offering price of $8.00 per Unit, generating gross proceeds of $100 million. A copy of the prospectus with respect to the IPO may be obtained from Banc of America Securities LLC, 9 West 57th Street, New York NY 10019, or CRT Capital Group LLC, 262 Harbor Drive, Stamford, CT 06902.

Prior to the closing of the IPO, the Company’s founders purchased 3,000,000 warrants (the “Founders Warrants”), each to purchase one share of the Company’s Common Stock at $5.50 per share (the “Founders Warrant Purchases”). The Founders Warrants were sold at an offering price of $1.00 per Founders Warrant, generating gross proceeds of $3,000,000 for the Company.

Proceeds of $98,500,000 were placed in the Company’s trust account including $94,780,000 of the proceeds from the IPO and the Founders Warrant Purchases and $3,720,000 million of deferred underwriting discounts and commissions.

Audited financial statements as of December 26, 2006 reflecting receipt of the proceeds received by the Company in connection with the IPO and the Founders Warrant Purchases are included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Audited Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2006	TRANSFORMA ACQUISITION GROUP INC.

	By:	/s/ Larry J. Lenhart
Larry J. Lenhart
President and Chief Executive Officer